UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __ )

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iBio, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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December 7, 2017

Supplement to Notice of 2017 Annual Meeting of Stockholders

and Definitive Proxy Statement dated November 27, 2017

The following information relates to the 2017 Annual Meeting of Stockholders of iBio, Inc. (the “Company,” “we,” or “us”) and amends and supplements the related Definitive Proxy Statement filed with the Securities and Exchange Commission on November 27, 2017 (the “Proxy Statement”).

The purpose of this filing is to correct information contained in the Proxy Statement relating to the “broker non-vote” voting rules that apply to Proposal 4 to approve an amendment to our certificate of incorporation, as amended, increasing the number of authorized shares of our common stock from 175 million shares to 275 million shares. The Proxy Statement stated that with respect to Proposal 4, a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, thus resulting in a broker non-vote with respect to such uninstructed shares (such proposals being commonly referred to as “non-routine” matters). The Company has since been informed by the NYSE Proxy Compliance group that Proposal 4 is a “routine” matter and that a broker who has received no instructions from its clients will have discretion to vote its clients’ uninstructed shares on Proposal 4.

We urge you to read the Proxy Statement and this supplement in their entirety. Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged, and all voting requirements otherwise remain the same. From and after the date of this proxy statement supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Q.	Who can vote at the Annual Meeting?

A.	Only stockholders of record at the close of business on November 16, 2017, the record date for the Annual Meeting (the “Record Date”), will be entitled to vote at the Annual Meeting. On the Record Date, there were 92,818,510 shares of common stock, $0.001 par value per share, outstanding and entitled to vote at the annual meeting. On the Record Date there was one share of the Company’s iBio CMO Preferred Tracking Stock, par value, $0.001 per share (“Preferred Tracking Stock”) outstanding. The Preferred Tracking Stock is not entitled to vote on the proposals described in this Proxy Statement.

Stockholder of Record: Shares Registered in Your Name -- If on the Record Date your shares of common stock were registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by returning the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank -- If on the Record Date your shares of common stock were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

Q.	What if I return a proxy card but do not make specific choices?

A.	If you properly submit your proxy and do not revoke it, the proxy holders will vote your shares in accordance with your instructions. If your properly completed proxy gives no instructions, and you are a shareholder of record, then the persons named as proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you are a beneficial owner of shares registered in the name of a broker, bank or other agent and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q.	What are broker non-votes?

A.	Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions as to how to vote to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can vote the shares with respect to matters that are “discretionary” items but cannot vote the shares with respect to “nondiscretionary” items (resulting in a “broker non-vote”).

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Proposal 2, the ratification of the selection of CohnReznick LLP, and Proposal 4, the approval of an amendment to our certificate of incorporation, as amended, increasing the number of authorized shares of our common stock from 175 million shares to 275 million shares, are “discretionary” items. All the other matters being acted upon and put to a vote at the Annual Meeting are “non-discretionary” items.

Q.	How many votes are needed to approve each proposal?

A.	For the approval of Proposal 1 (the election of directors), the two nominees receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected, regardless of whether that number represents a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

To be approved, Proposals 2 and 4 (ratifying the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018 and approving the amendment to our certificate of incorporation increasing the number of authorized shares of our common stock from 175 million shares to 275 million shares) must receive “FOR” votes from the holders of a majority of shares present at the Annual Meeting, either in person or by proxy. Abstentions will have the same effect as a vote against the proposals, because passage of Proposals 2 and 4 requires the affirmative vote of a majority of the votes present, in person or by proxy, at the Annual Meeting. Proposals 2 and 4 are considered “routine matters”. If you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on Proposals 2 and 4, your broker or nominee will have the discretion to vote your shares on Proposals 2 and 4. Therefore, we do not expect any broker non-votes on Proposals 2 or 4, but if you do not provide voting instructions and your broker or nominee fails to vote your shares, this will have the same effect as a vote against the proposal. If you are a beneficial owner of shares registered in the name of your broker or other nominee, we strongly encourage you to provide voting instructions to the broker or nominee that holds your shares to ensure that your shares are voted in the manner in which you want them to be voted.

To be approved, Proposals 3 and 5 (approving the Say-On-Pay Proposal and approving the amendment to our 2008 omnibus equity incentive plan) must receive “FOR” votes from the holders of a majority of shares present at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes will have the same effect as a vote against the proposal, because passage of Proposals 3 and 5 requires the affirmative vote of a majority of the votes present, in person or by proxy, at the Annual Meeting.